Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-273303 and 333-271167) on Form S-3ASR and (Nos. 333-277341, 333-269539, 333-262825, 333-252351, and 333-220589) on Form S-8 of our reports dated February 17, 2026, with respect to the consolidated financial statements of Krystal Biotech, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Pittsburgh, Pennsylvania
February 17, 2026